FOR IMMEDIATE RELEASE

Hexion Inc. Completes Sale of Phenolic Specialty Resins, Hexamine and European-based Forest Products Resins Businesses to Black Diamond and Investindustrial
COLUMBUS, Ohio - (April 30, 2021) - Hexion Inc. (“Hexion” or the “Company”) today announced that it has completed the sale of its Phenolic Specialty Resin, Hexamine and European-based Forest Products Resins businesses for approximately $425 million to Black Diamond and Investindustrial. The consideration consists of $335 million in cash and certain assumed liabilities with the remainder in future proceeds based on the performance of the business. The Company expects to use the sale proceeds to invest in its business and further reduce its debt.

Commenting on the transaction, Craig Rogerson, Chairman, President and Chief Executive Officer, Hexion, said: “This sale strengthens our balance sheet, while maintaining a strong specialty chemical portfolio going forward. I want to thank our associates within our Phenolic Specialty Resins, Hexamine and European-based Forest Products Resins businesses for their many contributions and wish them well going forward.”

The transaction was announced in September 2020. Credit Suisse acted as Hexion’s financial advisor, Paul, Weiss, Rifkind, Wharton & Garrison LLP as lead legal counsel, and Freshfields Bruckhaus Deringer as European counsel.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company
Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global adhesive, coatings, composites and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion Inc. and its products is available at www.hexion.com.

About Black Diamond
Black Diamond Capital Management, L.L.C. (together with its affiliates, “Black Diamond”) is a leading alternative investment firm with approximately $9.5 billion in assets across four core platforms: (i) control distressed and special situations private equity funds; (ii) hedge funds; (iii) non-control stressed and distressed closed-ended funds; and (iv) collateralized loan obligations and structured products. Black Diamond has over 25 years of experience in underwriting, trading, restructuring and managing performing, stressed, distressed and private equity investments through multiple market cycles. Black Diamond is an SEC-registered Investment Adviser with approximately 90 employees operating from offices in Stamford, CT, London, UK and St. Thomas, VI.

About Investindustrial
Investindustrial is a leading European group of independently managed investment, holding and advisory companies with €11 billion of raised fund capital. With ESG principles deeply embedded into the Firm’s core approach, Investindustrial has a 30 year history of providing mid-market companies capital, industrial expertise, operational focus and global platforms to accelerate sustainable value creation and international expansion. Certain companies of the Investindustrial group are authorized by, and subject to regulatory supervision of the FCA in the United Kingdom and the CSSF in Luxembourg. Investindustrial’s investment companies act independently from each other and each Investindustrial fund. Additional information is available at www.investindustrial.com.

Hexion Media and Investor Contact:
John Kompa
+1 614-225-2223
john.kompa@hexion.com

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